UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 16, 2011

ANSYS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-20853	04-3219960
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

275 Technology Drive, Canonsburg, PA		15317
(Address of Principal Executive Offices)		(Zip Code)

(Registrant’s Telephone Number, Including Area Code) (724) 746-3304

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers, Election of Directors, Appointment of Certain Officers, Compensatory Arrangements of Certain Officers.

Director Election

On February 16, 2011, Dr. Ajei S. Gopal was elected to the ANSYS, Inc. (the “Company”) Board of Directors (the “Board”) as a Class III Director to serve until the 2011 Annual Meeting of Stockholders or until his successor is elected and qualified or until his earlier death, resignation or removal. Dr. Gopal was also appointed to the Audit Committee of the Board.

The Board has nominated Dr. Gopal, together with James E. Cashman III and William R. McDermott, for re-election as Class III Directors of the Company at the 2011 Annual Meeting of Stockholders. John F. Smith, age 76 and since 1995 a director of the Company and a member of the Compensation Committee and the Nominating and Corporate Governance Committee of the Board, will retire at the end of his current term, which expires at the 2011 Annual Meeting of Stockholders. Accordingly, Mr. Smith was not nominated for re-election at the 2011 Annual Meeting of Stockholders.

In connection with Dr. Gopal’s election to the Board, the Company entered into an Indemnification Agreement (the “Indemnification Agreement”) with Dr. Gopal on February 17, 2011. Pursuant to the Indemnification Agreement, the Company has agreed, in certain circumstances, to indemnify Dr. Gopal against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement incurred as a result of the fact that Dr. Gopal, in his capacity as a director of the Company, is made or threatened to be made a party to any suit or proceeding. The Indemnification Agreement also provides for the mandatory advancement of expenses to Dr. Gopal in connection with any suit or proceeding.

The description above is a summary of the terms of the Indemnification Agreement. This description does not purport to be complete and it is qualified in its entirety by reference to the Indemnification Agreement itself, which is attached to this report as Exhibit 10.1 and is incorporated herein by reference.

In connection with his service to the Company as a director, Dr. Gopal will be entitled to receive compensation consistent with that of the Company’s other non-affiliate independent directors who are not employees of the Company, as described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 26, 2010 under the caption, “Our Board of Directors - Director Compensation,” which portion of such proxy statement is incorporated herein by reference.

Dr. Gopal was not selected as a director pursuant to any arrangement or understanding between Dr. Gopal and any other persons.

Since the beginning of the Company’s last fiscal year, there was no transaction or series of similar transactions, nor is there any currently proposed transaction or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000 and in which Dr.Gopal, or members of his immediately family, had or will have a direct or indirect material interest, other than his director compensation arrangements.

On February 23, 2011, the Company issued a press release in connection with Dr. Gopal’s election to the Company’s Board of Directors. The full text of the press release is set forth in Exhibit 99.1 and is incorporated herein by reference.

Board Committees

Also at the Company’s February 16, 2011 Board meeting, the Board took action to change the membership of its committees, in fulfillment of a goal of having periodic rotation of committee responsibilities. This action will be effective as of the scheduled committee meetings to be held in May 2011. As a result of this action, the changes to the Company’s committee structure will be as follows:

Committee	Current Composition	New Composition
Audit	Bradford C. Morley (Chairman) Ajei S. Gopal Michael C. Thurk Patrick J. Zilvitis	Bradford C. Morley (Chairman) Ajei S. Gopal Michael C. Thurk

Compensation	John F. Smith (Chairman) William R. McDermott Jacqueline C. Morby	Patrick J. Zilvitis (Chairman) William R. McDermott Jacqueline C. Morby

Nominating and Corporate Governance	Patrick J. Zilvitis (Chairman) Bradford C. Morley John F. Smith	William R. McDermott (Chairman) Bradford C. Morley Patrick J. Zilvitis

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	Indemnification Agreement between ANSYS, Inc. and Ajei S. Gopal dated February 17, 2011.

99.1	Press Release, dated February 23, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANSYS, INC.

Date: February 23, 2011	By:	/s/ Sheila S. DiNardo
Sheila S. DiNardo – Vice President, General Counsel & Secretary

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit

10.1	Indemnification Agreement between ANSYS, Inc. and Ajei S. Gopal dated February 17, 2011.

99.1	Press Release, dated February 23, 2011.